UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2014

BTU International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-17297	04-2781248
(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of Principal Executive Offices)	(Zip Code)

(978) 667-4111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) was held in North Billerica, Massachusetts on May 16, 2014. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (there were no broker non-votes):

	Votes For	Votes Withheld
Paul J. van der Wansem	6,237,287	69,833
G. Mead Wyman	5,825,911	481,209
J. Samuel Parkhill	5,969,644	337,476
Joseph F. Wrinn	5,929,194	377,926
Bertrand Loy	6,238,888	68,232

2. Approval, on an Advisory Basis, of Executive Compensation (there were no broker non-votes):

For	Against	Abstained
6,155,229	76,349	75,542

ITEM 8.01	Other Events.

On May 19, 2014, the Board of Directors approved the creation of the new Lead Outside Director position and appointment of J. Samuel Parkhill as Lead Outside Director. A description of the roles and responsibilities of the Lead Outside Director is detailed in the Company’s Corporate Governance Principles, available at: http://investor.btu.com/governance.cfm. The Lead Outside Director position was created to further enhance the Company’s corporate governance practices and improve communication between management and independent directors. In addition to his role as Lead Outside Director, Mr. Parkhill will chair the Corporate Governance and Nominating Committee and serve on the Compensation Committee and Audit Committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Chief Operating Officer and Principal Financial and Accounting Officer